Anavex raises $2.6 -million in private placement and conversion of liabilities, enters into $10-million financing commitment and appoints CEO

New York, NY – July 8, 2013 -- Anavex Life Sciences Corp. (“Anavex” or the “Company”) (OTCQB: AVXL) today announced the closing of $2.6 -million in a private placement financing and conversion of liabilities and an agreement with institutional investor Lincoln Park Capital Fund, LLC (“Lincoln Park Capital”) for a funding commitment of up to $10-million with an initial investment of $100,000. Additionally, Anavex is pleased to announce the appointment of seasoned healthcare executive Dr. Christopher U. Missling as Chief Executive Officer ("CEO") of the Company.

"We are thrilled that Dr. Missling has joined Anavex," said Tom Skarpelos, director of Anavex. "He has a broad range of experience and leadership qualities, along with a deep compassion for patients and their challenges. This exceptional skill set makes him the ideal leader to take Anavex to the next level as a clinical development company focusing on Alzheimer’s disease.”

“I am excited to have joined Anavex and to be leading the efforts to advance ANAVEX 2-73 to its next phase of human clinical trials,” said Dr. Christopher Missling, CEO of Anavex. “The financing agreements provide us with a foundation to help build the company and the flexibility to raise additional capital to help advance our lead Alzheimer’s drug. We believe it is important to push forward with ANAVEX 2-73 in part because of the lack of therapies that address Alzheimer’s disease.”

Dr. Missling has over 20 years of healthcare industry experience within large pharmaceutical companies, the biotech industry and investment banking. He has been an investment banker in the healthcare practice at Deutsche Bank, serving pharmaceutical, biotech, and diagnostic companies, and most recently was head of healthcare investment banking at Brimberg & Co. in New York. At Aventis (now Sanofi), Dr. Missling worked as head of financial planning on all aspects of financial strategy and M&A. He was the Chief Financial Officer of Curis (NASDAQ: CRIS) and ImmunoGen (NASDAQ: IMGN) where during his tenure shareholder value increased significantly. Dr. Missling has an MS and PhD from the University of Munich in Chemistry and an MBA from Northwestern University Kellogg School of Management.

Private Placement

Anavex announced a private placement offering and conversion of liabilities of units at a price of $0.40 per unit. Each unit is comprised of one common share of Anavex and one share purchase warrant. Each warrant entitles the holder thereof to purchase one common share at a price of $0.75 per share for a period of five years from the date of issuance of the warrant. At the closing the Company will issue 6,406,043 units for aggregate gross proceeds and conversion of liabilities totaling $2,562,017. The closing of the private placement and conversion of liabilities is subject to the satisfaction of customary closing conditions.

R. F. Lafferty & Co., Inc. served as the Company's exclusive financial advisor and placement agent for the offering.

$10-Million Financing Commitment

Anavex has also entered into a $10-million common stock purchase agreement with Lincoln Park Capital, a Chicago-based institutional investor. Under the agreement, Lincoln Park Capital initially purchased 250,000 shares for $100,000. The Company has agreed to file a registration statement with the U.S. Securities & Exchange Commission ("SEC") covering the shares that may be issued to Lincoln Park Capital under the terms of the common stock purchase agreement. After the SEC has declared the registration statement related to the transaction effective, the Company has the right, at its sole discretion over a period of three years, to sell up to an additional $9.9 -million of its common stock to Lincoln Park Capital under the terms set forth in the agreement. Proceeds from the transaction will be used to help advance human clinical trials of ANAVEX 2-73 and for general corporate purposes.

Under the terms of the agreement, there are no upper limits to the price that Lincoln Park Capital may pay to purchase Anavex's common stock. Anavex will control the timing and the amount of shares to be sold. Lincoln Park Capital has no right to require any sales and is obligated to purchase common stock as directed by Anavex. Under the terms of the agreement, Lincoln Park Capital has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of Anavex's shares of common stock. In consideration for entering into the agreement, Anavex has issued shares of common stock to Lincoln Park Capital as a commitment fee and will issue additional commitment fee shares in proportion to the amount of shares purchased by Lincoln Park Capital under the agreement.

Additional details regarding the private placement and conversion of liabilities and Lincoln Park Capital commitment are included in a Current Report on Form 8-K filed by Anavex with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security. The shares of common stock are being sold pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (www.anavex.com) is a pharmaceutical company engaged in the development of novel drug candidates. ANAVEX 2-73, a drug candidate developed to treat Alzheimer’s disease through disease modification, has undergone an initial Phase 1 human clinical trial and was well tolerated in doses up to 55mg. Conducted pre-clinical studies indicate that ANAVEX 2-73 demonstrates anti-amnesic and neuroprotective properties. Anavex is a publicly traded corporation quoted as AVXL.

About Lincoln Park Capital Fund, LLC (“LPC”)

LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, specialty finance, energy and technology. LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies flexibility and consistency. For more information, visit www.lpcfunds.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties in closing the transactions relating to the funding commitment, the private placement and conversion of liabilities, the risks and uncertainties inherent in drug discovery and development, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to pass clinical trials so as to move on to the next phase, the risks and uncertainties in our ability to finance our development or satisfy the rigorous regulatory requirements for new drugs, our ability to attract and retain quality personnel, and that despite positive results, our competitors may offer better or cheaper alternatives. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For Further Information

Anavex Life Sciences Corp.
Research & Business Development
Email: info@anavex.com

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